AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 30th day of October, 2003, by and between Western Glory Hole, Inc., a Nevada corporation ("WGH") and Health Enhancement Corporation, a Nevada corporation ("HEC") and those certain shareholders of HEC ("Shareholders") identified on Exhibit A, with reference to the following:

A.

WGH is a Nevada corporation organized on May 4, 1998.  WGH has authorized capital stock of 100,000,000 common shares, $.001 par value, of which 742,500  common shares, pre-split, are issued and outstanding;

B.

HEC is a privately held corporation organized under the laws of the State of Nevada on October 9, 2003 and HEC has authorized capital stock of 100,000,000 common shares, $.001 par value, of which 9,000,000 shares are issued and outstanding and preferred stock of 10,000,000 shares, $.001 par value, of which none are issued and outstanding;

C.

The respective Boards of Directors of WGH and HEC have deemed it advisable and in the best interests of WGH and HEC that HEC be acquired by WGH, pursuant to the terms and conditions set forth in this Agreement;

D.

WGH and HEC propose to enter into this Agreement which provides among other things that 100% of the outstanding shares of HEC be acquired by WGH, in exchange for 9,000,000 post split shares of WGH and such additional items as more fully described in the Agreement; and

E.

The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ARTICLE

THE ACQUISITION

A.1

At the Closing, 9,000,000 common shares, which represents 100% of the outstanding shares of HEC shall be acquired by WGH in exchange for 9,000,000 post split restricted common shares of WGH (the “Shares”).  The Shares of HEC to be exchanged and the Shares of WGH to be issued in this transaction shall be exchanged and issued as set forth in Exhibit A to this Agreement which number of Shares are incorporated herein by reference.

A.2

At the Closing, the HEC shareholders listed in Exhibit A will deliver certificates for the shares of HEC listed in Exhibit A, duly endorsed so as to make WGH the sole holder thereof, free and clear of all claims and encumbrances and WGH shall deliver a transmittal letter directed to the transfer agent of WGH directing the issuance of the Shares to the shareholders of HEC as set forth on Exhibit A of this Agreement.

A.3

Following the reorganization there will be a total of 10,235,000 common shares, post-split, $.001 par value, issued and outstanding in WGH and no preferred shares will be issued and outstanding.

A.4

Following the reorganization, HEC will be a wholly-owned subsidiary of WGH.

2.ARTICLE

THE CLOSING

2.1

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 609 Judge Building, 8 East Broadway, Salt Lake City, UT 84111 on or before November 15, 2003, (the "Closing Date") or at such other place or date and time as may be agreed to by the parties hereto.

2.2

The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

(a)

Kevin C. Baer shall resign as the sole officer and director of the Company and Howard R. Baer shall be appointed as the sole officer and director of the Company.

(b)

WGH will obtain the necessary approval and amend its Articles of Incorporation to change the name of the Company to “Health Enhancement Products, Inc.” or such similar name as is available in the State of Nevada.

(d)

Prior to closing, WGH shareholders will cancel 125,000 pre-split common shares.

(e)

Prior to closing, WGH is to effect a 2 for 1 forward split of the then 617,500  current issued and outstanding WGH shares with rounding up for any fractional shares.

(f)

WHG agrees to pay one half of the legal fees related to the preparation of this Agreement and any previous filings.  HEC agrees to pay one half of the legal fees related to the preparation of this Agreement and all future documents and filings as may be required.

3.ARTICLE

 REPRESENTATIONS AND WARRANTIES OF WGH

3.1

WGH hereby represents and warrants to HEC as follows:

(a)

WGH shall deliver to HEC, on or before Closing, each of the following:

(1)

Financial Statements.  Audited financial statements of WGH including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the fiscal years ended December 2001 and 2002, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of WGH at the dates thereof.  (Schedule A)

(2)

Property.  An accurate list and description of all property, real or personal, owned by WGH of a value equal to or greater than $1,000.00.  (Schedule B.)

(3)

Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B (Schedule C.) together with a complete and accurate list of all debts, liabilities and obligations of WGH incurred or owing as of the date of this Agreement.  (Schedule C.1.)

(4)

Leases and Contracts.  A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which WGH is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by WGH (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2002, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule D.)

(5)

Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of WGH for the repayment of borrowed money, including a listing thereof. (Schedule E.)

(6)

Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.  (Schedule F.)

(7)

Articles and Bylaws.  Complete and accurate copies of the Articles of Incorporation and Bylaws of WGH together with all amendments thereto to the date hereof.  (Schedule G.)

(8)

Shareholders.  A complete list of all persons or entities holding capital stock of WGH (as certified by WGH’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of WGH (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.  (Schedule H.)

(9)

Officers and Directors.  A complete and current list of all Officers and Directors of WGH, each of whom shall resign effective as of the Closing Date.  (Schedule I.)

(10)

Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary for each present employee of WGH who received $1,000.00 or more in aggregate compensation from WGH whether in salary, bonus or otherwise, during the year 2002, or who is presently scheduled to receive from WGH a salary in excess of $1,000.00 during the fiscal year ending December 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  All such employees are “at will” employees of WGH. (Schedule J.)

(11)

Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of WGH threatened, which may materially and adversely affect WGH.  (Schedule K.)

(12)

Reserved.

(13)

Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by WGH under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last two fiscal years.  (Schedule M.)

(14)

Banks.  A true and complete list, as of the date of this Agreement, showing (1) the name of each bank in which WGH has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule N.)

(15)

Jurisdictions Where Qualified.  A list of all jurisdictions wherein WGH is qualified to do business and is in good standing, including a copy of all certificates of good standing or existence, as applicable, that such jurisdictions shall have issued no later than 30 days prior to the date of this Agreement.  (Schedule O.)

(16)

Subsidiaries.  A complete list of all subsidiaries of WGH.  (Schedule P.) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which WGH has an interest, direct or indirect.

(17)

Union Matters.  An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of WGH, if any. (Schedule Q.)

(18)

Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which WGH may have, other than those listed in the schedule on Union Matters.  (Schedule R.)

(19)

Employee Benefit Plans.  Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of WGH in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule S.)

(20)

Insurance Policies.  A complete and accurate list and a description of all material insurance policies naming WGH as an insured or beneficiary or as a loss payable payee or for which WGH has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by WGH regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming WGH as beneficiary covering the business activities of WGH.  (Schedule T.)

(21)

Customers.  A complete and accurate list (in all material respects) of the customers of WGH, including presently effective contracts of WGH  accounting for the principal revenues of WGH, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2002 (including but not limited to subscribers to the services or materials or publications of WGH for the previous two calendar years).  (Schedule U.)

(22)

Licenses and Permits.  A complete list of all licenses, permits and other authorizations of WGH.  (Schedule V.)

(b)

Organization, Standing and Power.  WGH is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

(c)

Qualification.  WGH is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on WGH or its business operations.

(d)

Capitalization of WGH.  The authorized capital stock of WGH consists of 100,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding shall be common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom.  There are no preemptive rights with respect to the WGH stock.  There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of WGH.

(e)

Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of WGH.  This Agreement constitutes the valid and binding obligation of WGH enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by WGH and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of WGH's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which WGH is a party or by which it is bound.

(f)

Absence of Undisclosed Liabilities.  WGH has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.  As of the Closing, WGH shall have no assets or liabilities other than those resulting from the acquisition of HEC.

(g)

Absence of Changes.  Since December 31, 2002 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of WGH, except for changes resulting from completion of those transactions described in Section [2.02(e)] and Section [5.01].

(h)

Tax Matters.  All taxes and other assessments and levies which WGH is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by WGH in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by WGH income or business prior to the Closing Date.  Further, WGH has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(i)

Options, Warrants, Etc.  Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which WGH or its shareholders are a party or by which WGH or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of WGH or any securities representing the right to purchase or otherwise receive any such capital stock of WGH.  WGH has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

(j)

Title to Assets.  Except for liens set forth in Schedule C, WGH is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect.  Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which WGH is a party are valid and in full force and effect on the date hereof, and WGH has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of WGH.

(l)

Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either WGH or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of WGH.  WGH has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation.  To the knowledge of WGH and except as set forth in Schedule K, WGH is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of WGH.

(n)

Brokers and Finders.  WGH shall be solely responsible for payment to any broker or finder retained by WGH for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. WGH has not agreed to pay any fees or commissions to any party.

(o)

Accuracy of Information.  No representation or warranty by WGH contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to HEC pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries.  Except as listed in Schedule P, WGH does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(q)

Consents.  Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by WGH or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments.  Neither WGH, nor any person acting on behalf of WGH has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of WGH, (ii) any customer, supplier or competitor of WGH or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for WGH, or (iii) any political party or any candidate for elective political office nor has any fund or other asset of WGH been maintained that was not fully and accurately recorded on the books of account of WGH.

(s)

Copies of Documents.  WGH has made available for inspection and copying by HEC and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement.  WGH has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission.  WGH is in compliance with the Sarbannes-Oxley Act of 2002 and the regulations promulgated thereunder.  Furthermore, all filings by WGH with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of WGH or adversely affect the objectives of this Agreement with respect to HEC including, but not limited to, the issuance and subsequent trading of the shares of common stock of WGH to be received hereby, subject to compliance by the shareholders of HEC with applicable law.

(t)

Valid Issuance of Securities.  The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

(u)

Related Party Transactions.  No employee, officer or director of WGH or member of his or her immediate family is indebted to WGH, nor is WGH indebted (or committed to make loans or extend or guarantee credit) to any of them.  No member of the immediate family of any officer or director of WGH is directly or indirectly interested in any material contract with WGH.

(v)

Foreign Assets Control Regulations.  The issuance of the Shares by WGH will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, WGH (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (ii) does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

(w)

Private Offering by WGH.  Neither WGH nor anyone acting on its behalf has offered the Shares of any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of HEC, each of which has been offered the Shares in a private sale for investment.  Neither WGH nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Shares to the registration requirements of Section 5 of the Securities Act.

4.ARTICLE

 REPRESENTATIONS AND WARRANTIES OF HEC

4.1

HEC and where applicable, each shareholder of HEC who executes this Agreement, hereby represents and warrants to WGH as follows:

(a)

HEC shall deliver to WGH, on or before Closing, the following:

(1)

Financial Statements.  Audited financial statements of HEC including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows since inception, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of HEC at the dates thereof.  (Schedule AA)

(2)

Property.  An accurate list and description of all property, real or personal owned by HEC of a value equal to or greater than $1,000.00.  (Schedule BB)

(3)

Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB.  (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of HEC incurred or owing as of the date of this Agreement.  (Schedule CC.1.)

(4)

Leases and Contracts.  A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which HEC is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by HEC (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2002 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule DD.)

(5)

Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of HEC for the repayment of borrowed money, including a listing thereof.  (Schedule EE.)

(6)

Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.  (Schedule FF.)

(7)

Articles and Bylaws.  Complete and accurate copies of the Articles of Incorporation and Bylaws of HEC, together with all amendments thereto to the date hereof.  (Schedule GG.)

(8)

Shareholders.  A complete list of all persons or entities holding capital stock of HEC or any rights to subscribe for, acquire, or receive shares of the capital stock of HEC (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

(9)

Officers and Directors.  A complete and current list of all officers and Directors of HEC.  (Schedule II.)

(10)

Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary or each present employee of HEC who received $1,000 or more in aggregate compensation from HEC whether in salary, bonus or otherwise, who is presently scheduled to receive from HEC a salary in excess of $1,000.00 during the fiscal year ending December 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  (Schedule JJ.)

(11)

Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of HEC threatened, which may materially and adversely affect HEC. (Schedule KK.)

(12)

Reserved.

(13)

Agency Reports.  Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by HEC under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years.  (Schedule MM.)

(14)

A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which HEC has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule NN.)

(15)

Jurisdictions Where Qualified. A list of all jurisdictions wherein HEC is qualified to do business and is in good standing.  (Schedule OO.)

(16)

Subsidiaries.  A complete list of all subsidiaries of HEC. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which HEC has an interest, direct or indirect.

(17)

Union Matters.  An accurate list and description (in all material respects of union contracts and collective bargaining agreements of HEC, if any.  (Schedule QQ.)

(18)

Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which HEC may have, other than those listed in the schedule on Union Matters.  (Schedule RR.)

(19)

Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of HEC in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule SS.)

(20)

Insurance Policies.  A complete and accurate list (in all material respects) and description of all material insurance policies naming HEC as an insured or beneficiary or as a loss payable payee or for which HEC has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by HEC regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming HEC as beneficiary covering the business activities of HEC.  (Schedule TT.)

(21)

Customers.  A complete and accurate list (in all material respects) of the customers of HEC, including all presently effective contracts of HEC to be assigned to HEC, accounting for the principal revenues of HEC, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 2002.  (Schedule UU.)

(22)

Licenses and Permits.  A complete list of all licenses, permits and other authorizations of HEC.  (Schedule VV)

(b)

Organization, Standing and Power.  HEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

(c)

Qualification.  HEC is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on HEC or its business operations.

(d)

Capitalization of HEC.  The authorized capital stock of HEC consists of 100,000,000 shares of Common Stock, $.001 par value per share, of which the only shares issued and outstanding are 9,000,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable and 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding.  There are no preemptive rights with respect to the HEC stock.

(e)

Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of HEC.  This Agreement constitutes the valid and binding obligation of HEC, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by HEC and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of HEC 's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which HEC is a party or by which it is bound.

(f)

Absence of Undisclosed Liabilities.  HEC has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

(g)

Absence of Changes.  Since inception , there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of HEC, except for changes resulting from completion of those transactions described in Section [5.02].

(h)

Tax Matters.  All taxes and other assessments and levies which HEC is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by HEC in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by HEC income or business prior to the Closing Date.  Further, HEC has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(i)

Options, Warrants, etc.  Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which HEC or its shareholders are a party or by which HEC or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of HEC or any securities representing the right to purchase or otherwise receive any such capital stock of HEC.  HEC has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

(j)

Title to Assets.  Except for liens set forth in Schedule CC, HEC is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect.  Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which HEC is a party are valid and in full force and effect on the date hereof, and HEC has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of HEC.

(l)

Legal Proceedings, Etc.  Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of HEC, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of HEC. HEC has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation.  To the knowledge of HEC and except as set forth in Schedule KK, HEC is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of HEC.

(n)

Broker and Finders.  HEC shall be solely responsible for payment to any broker or finder retained by HEC for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

(o)

Accuracy of Information.  No representation or warranty by HEC contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to WGH pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries.  Except as listed in Schedule PP, HEC does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(q)

Consents.  Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by HEC or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments.  No person acting on behalf of HEC has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of HEC, or (ii) any political party or any candidate for elective political office, nor has any fund or other asset of HEC been maintained that was not fully and accurately recorded on the books of account of HEC.

(s)

Copies of Documents.  HEC has made available for inspection and copying by WGH and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement.  Furthermore, all filings by HEC with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of HEC or adversely affect the objectives of this Agreement.

(t)

Investment Intent of Shareholders.  Each shareholder of HEC represents and warrants to WGH that the shares of WGH being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

5. Article

 CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE ACQUISITION

5.1

Conduct and Transactions of WGH.  During the period from the date hereof to the date of Closing, WGH shall:

(a)

Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

(b)

Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

(c)

WGH shall not during such period, except in the ordinary course of business, without the prior written consent of HEC:

(1)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(2)

Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(3)

Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(4)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(5)

Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(6)

Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(7)

Make any material change in its insurance coverage;

(8)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

(9)

Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

(10)

Make any capital expenditures.

5.2

Conduct and Transactions of HEC .  During the period from the date hereof to the date of Closing, HEC shall:

(a)

Obtain an investment letter from each shareholder of HEC in a form substantially similar to the one attached hereto as Exhibit B.

(b)

Conduct the operations of HEC in the ordinary course of business.

(c)

HEC shall not during such period, except in the ordinary course of business, without the prior written consent of WGH:

(1)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of HEC;

(2)

Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(3)

Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(4)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(5)

Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(6)

Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(7)

Make any material change in its insurance coverage;

(8)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

(9)

Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

(10)

Make any material capital expenditures in excess of $1,000.00.

(11)

Allow any of the foregoing actions to be taken by any subsidiary of HEC.

6.Article

RIGHTS OF INSPECTION

6.1

During the period from the date of this Agreement to the date of Closing of the acquisition, WGH and HEC agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of WGH or HEC, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder.  In the event of termination of this Agreement, WGH and HEC will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

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7.Article

 CONDITIONS TO CLOSING

7.1

Conditions to Obligations of HEC. The obligation of HEC to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by HEC.

(a)

Representations and Warranties.  There shall be no information disclosed in the schedules delivered by WGH which in the opinion of HEC would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of WGH set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations.  WGH shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and WGH shall have complied in all material respects with the course of conduct required by this Agreement.

(c)

Corporate Action.  WGH shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for HEC that WGH has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents.  Execution of this Agreement by the shareholders of HEC and any consents necessary for or approval of any party listed on any Schedule delivered by WGH whose consent or approval is required pursuant thereto shall have been obtained.

(e)

Financial Statements.  HEC shall have been furnished with audited financial statements of WGH including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flow from fiscal years ended December 31, 2001 and 2002.  Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of WGH as of December 31, 2002.

(f)

Statutory Requirements.  All statutory requirements for the valid consummation by WGH of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by WGH for consummation of the transactions contemplated by this Agreement shall have been obtained.  All filings, including filings with the Securities and Exchange Commission, shall have been made or if required to be made promptly upon consummation of this Agreement, a copy of such proposed filings, including Form 8-K or otherwise in connection with this transaction, shall have been provided by WGH to HEC for its approval prior to the filing of the Form 8-K or other required filings.

(h)

Changes in Financial Condition of WGH.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of WGH, except expenditures in furtherance of this Agreement.

(i)

Absence of Pending Litigation.  WGH is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement, the consummation of the transactions contemplated hereunder.

(j)

Authorization for Issuance of Stock.  HEC shall have received in form and substance satisfactory to counsel for HEC a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of WGH to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of WGH common stock to HEC shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.2

Conditions to Obligations of WGH.  The obligation of WGH to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by WGH.

(a)

Representations and Warranties.  There shall be no information disclosed in the schedules delivered by HEC, which in the opinion of WGH, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of HEC set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations.  HEC shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and HEC shall have complied in all respects with the course of conduct required by this Agreement.

(c)

Corporate Action.  HEC shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for WGH that HEC has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents.  Any consents necessary for or approval of any party listed on any Schedule delivered by HEC, whose consent or approval is required pursuant thereto, shall have been obtained.

(e)

Financial Statements.  WGH shall have been furnished with audited financial statements of HEC including, but not limited to, balance sheets, income statements, statements of stockholders equity and statements of cash flows from inception, prepared in accordance with generally accepted accounting principles consistently applied and which fairly present the financial condition of HEC at the dates thereof.

(f)

Statutory Requirements. All statutory requirements for the valid consummation by HEC of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by HEC for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h)

Employment Agreements.  Existing HEC employment agreements will have been delivered to counsel for WGH.

(i)

Changes in Financial Condition of HEC.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of HEC, except expenditures in furtherance of this Agreement.

(j)

Absence of Pending Litigation.  HEC is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(k)

Shareholder Approval.  The HEC shareholders shall have approved the Agreement and Plan of Reorganization.

8.Article

MATTERS SUBSEQUENT TO CLOSING

8.1

Covenant of Further Assurance.  The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.  WGH agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of this transaction with a subsequent amendment thereto to be filed within the prescribed period to contain the required financial statements of HEC.

9.Article

 NATURE AND SURVIVAL OF REPRESENTATIONS

9.1

All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by WGH or HEC pursuant hereto, or otherwise adopted by WGH, by its written approval, or by HEC by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by WGH or HEC as the case may be.  All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

10.Article

 TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.1

Termination.  Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a)

By mutual written consent of the Boards of Directors of WGH and HEC.

(b)

By the Board of Directors of WGH if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

(c)

By the Board of Directors of HEC if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.2

Termination of Obligations and Waiver of Conditions; Payment of Expenses.  In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other.  Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

11.Article

 EXCHANGE OF SHARES; FRACTIONAL SHARES

11.1

Exchange of Shares.  At the Closing, WGH shall issue a letter to the transfer agent of WGH with a copy of the resolution of the Board of Directors of WGH authorizing and directing the issuance of WGH shares as set forth on Exhibit A to this Agreement.  Any fractional shares of WGH issued as a result of this exchange shall be rounded up to the next whole number of shares.

11.2

Restrictions on Shares Issued to HEC .  Due to the fact that HEC will receive shares of WGH common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of WGH will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

12.Article

 MISCELLANEOUS

12.1

Construction.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

12.2

Notices.  All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “WGH”	If to “HEC”
Western Glory Hole, Inc. 1981 E. Murray Holiday Rd. Salt Lake City, UT 84117	Health Enhancement Corporation 2530 Rural Road Tempe, AZ 85282
With copies to:	With copies to:
Cletha A. Walstrand, Esq 609 Judge Building 8 East Broadway Salt Lake City, UT 84111

12.3

Amendment and Waiver.  The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect.  Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

(a)

Extend the time for the performance of any of the obligations of the other;

(b)

Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c)

Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d)

Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.3 shall be valid if authorized or ratified by the Board of Directors of such party.

12.4

Remedies not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies by WGH or HEC shall not constitute a waiver of the right to pursue other available remedies.

12.5

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.6

Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of WGH and HEC and its shareholders.

12.7

Entire Agreement.  This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.8

Expenses.  HEC shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.9

Captions and Section Headings.  Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WESTERN GLORY HOLE, INC.

HEALTH ENHANCEMENT CORPORATION

By: _/s/ Kevin C. Baer____________________ By: _ /s/ Howard R. Baer__

Name: Kevin C. Baer

Name: Howard R. Baer

Title: President

Title:  President

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EXHIBIT A

SHAREHOLDER DATA AND ACKNOWLEDGMENTS

OF

HEALTH ENHANCEMENT CORPORATION

By execution below, each of the undersigned hereby approves the Agreement and Plan of Reorganization with Western Glory Hole, Inc. and undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with Western Glory Hole, Inc. and understands its terms and conditions.  By execution below, each of the undersigned acknowledges and agrees to the specified surrender of shares and directs that shares be issued as provided.

NAME

NO. OF SHARES

The K.C. Baer

Separate Property Trust

Dated 10/25/01

Kevin C. Baer Trustee

510,800

Satish Daryanani

100,000

Joseph P. Palmisano

105,000

Kurtis D. Hughes

180,000

Kevin Lubovich

64,000

Michael & Nancy Vetrano

10,000

Lloyd E. Mcilveen

90,000

Bade Family, LLC “Roy”

120,000

Robert Onesti

40,000

Dennis Gorman

100,000

Donald A. Aviano

150,000

Arnold Rosenthal

20,000

John Gorman

21,250

Jeffery R. Richards

50,000

DeWall Hildreth

60,000

Ronald Schiff

500,000

Norton Weiner

400,000

Susan Tuttle

25,000

Darren Lopez

10,000

Jedd VanKampen

25,000

Norton D. Weiner

  5,000

Ralph Saigh

  1,500

Steven Isoldi

  2,500

Jason Genet

  7,500

Howard Baer

6,402,450

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:

Western Glory Hole, Inc. (Referred to hereinbelow as the “Company”)

SECURITY:

Common Stock, par value $.001

QUANTITY:_______________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

1.

Investment.  (a)  I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(b)

I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

(c)  I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

2.

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3.

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

4.

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with knowledge that the above-named Issuer will rely on the truth and completeness of the representations and warrantees contained herein.

DATE PURCHASER

Name:

(Printed)

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